U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 12, 2007

M45 Mining Resources, Inc.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

33-55254-42	87-0485310
(Commission File No.)	(IRS Employer Identification No.)

1212 Redpath Crescent
Montreal, Quebec, Canada H3G 2K1
(514) 812-4568
(Address and telephone number of principal executive offices and place of business)

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13ed-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 - Regulation FD

Item 7.01 Regulation FD Disclosure

On or about June 11, 2007, the Registrant received a Technical Report on the West Wind Property, dated June 8, 2007 from InnovExplo - Consulting Firm, Mines & Exploration containing a detailed analysis of the mining claims owned by the Registrant.

Section 9 -- Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(c) Exhibits
Exhibit 99.1	Technical Report on the West Wind Property

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 12, 2007

QUANTITATIVE METHODS CORPORATION

By:  /s/ Jilles Ouellette
Jilles Ouellette, President